Report of Independent Accountants

To the Board of Trustees of
Diversified Investors Funds Group II
and Shareholders of the Money Market
Fund, High Quality Bond Fund,
Intermediate Government Bond Fund,
Core Bond Fund, Balanced Fund, Value
& Income Fund, Growth & Income Fund,
Equity Growth Fund, Mid-Cap Value
Fund, Mid-Cap Growth Fund, Special
Equity Fund, Aggressive Equity Fund,
High Yield Bond Fund, International
Equity Fund and Stock Index Fund:

In planning and performing our
audits of the financial statements
of the Money Market Fund, High
Quality Bond Fund, Intermediate
Government Bond Fund, Core Bond
Fund, Balanced Fund, Value & Income
Fund, Growth & Income Fund, Equity
Growth Fund, Mid-Cap Value Fund,
Mid-Cap Growth Fund, Special Equity
Fund, Aggressive Equity Fund, High
Yield Bond Fund, International
Equity Fund and Stock Index Fund
(collectively, the "Funds"; fifteen
of the funds constituting the
Diversified Investors Funds Group
II) for the year ended December 31,
2002, we considered their internal
control, including control
activities for safeguarding
securities, in order to determine
our auditing procedures for the
purposes of expressing our opinion
on the financial statements and to
comply with the requirements of Form
N-SAR, not to provide assurance on
internal control.

The management of the Funds is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgements by
management are required to assess
the expected benefits and related
costs of controls.  Generally,
controls that are relevant to an
audit pertain to the entity's
objective of preparing financial
statements for external purposes
that are fairly presented in
conformity with generally accepted
accounting principles.  Those
controls include the safeguarding of
assets against unauthorized
acquisition, use, or disposition.

Because of inherent limitations in
internal control, error or fraud may
occur and not be detected.  Also,
projections of any evaluation of
internal control to future periods
is subject to the risk that controls
may become inadequate because of
changes in conditions or that the
effectiveness of the design and
operation may deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards
established by the American
Institute of Certified Public
Accountants.  A material weakness is
a condition in which the design or
operation of one or more of the
internal control components does not
reduce to a relatively low level the
risk that misstatements caused by
error or fraud in amounts that would
be material in relation to the
financial statements being audited
may occur and not be detected within
a timely period by employees in the
normal course of performing their
assigned functions.  However, we
noted no matters involving internal
control and its operation, including
controls for safeguarding
securities, that we consider to be
material weaknesses as defined above
as of December 31, 2002.

This report is intended solely for
the information and use of
management and the Board of Trustees
of the Funds and the Securities and
Exchange Commission and is not
intended to be and should not be
used by anyone other than these
specified parties.


PricewaterhouseCoopers LLP
New York, New York
February 18, 2003